Exhibit 99.2

Apple Inc.

Q4 2010 Unaudited Summary Data

	Q3 2010		Q4 2009		Q4 2010		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,358	$6,227	1,252	$5,236	1,460	$7,186	8%	15%	17%	37%
Europe	914	4,160	761	3,235	978	5,458	7%	31%	29%	69%
Japan	129	910	79	634	118	1,401	- 9%	54%	49%	121%
Asia Pacific	394	1,825	291	1,061	455	2,732	15%	50%	56%	157%
Retail	677	2,578	670	2,041	874	3,566	29%	38%	30%	75%

Total Operating Segments	3,472	$15,700	3,053	$12,207	3,885	$20,343	12%	30%	27%	67%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (1)	1,004	$1,301	787	$1,089	1,242	$1,676	24%	29%	58%	54%
Portables (2)	2,468	3,098	2,266	2,891	2,643	3,194	7%	3%	17%	10%

Subtotal CPUs	3,472	4,399	3,053	3,980	3,885	4,870	12%	11%	27%	22%

iPod	9,406	1,545	10,177	1,563	9,051	1,477	- 4%	- 4%	- 11%	- 6%
Other Music Related Products and Services (3)		1,214		1,018		1,243		2%		22%
iPhone and Related Products and Services (4)	8,398	5,334	7,367	4,606	14,102	8,822	68%	65%	91%	92%
iPad and Related Products and Services (5)	3,270	2,166	0	0	4,188	2,792	28%	29%	N/M	N/M
Peripherals and Other Hardware		396		391		477		20%		22%
Software, Service and Other Sales		646		649		662		2%		2%

Total Apple		$15,700		$12,207		$20,343		30%		67%

(1)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(2)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(3)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(4)	Includes recognized revenue from iPhone sales, carrier agreements, services, and Apple-branded and third-party iPhone accessories.

(5)	Includes recognized revenue from iPad sales, services, and Apple-branded and third-party iPad accessories.

N/M: Not Meaningful

K = Units in thousands

$M = Amounts in millions